Exhibit 3.20

CERTIFICATE OF INCORPORATION OF BIOPHARM (USA) INC.

ARTICLE I. NAME

The name of this corporation is Biopharm (USA) Inc.

ARTICLE II. REGISTERED OFFICE

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III. PURPOSES

The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV. CAPITAL STOCK

The total number of shares of capital stock which the corporation shall have authority to issue is 10,000 shares of Common Stock with a par value of $0.01 per share.

ARTICLE V. INCORPORATOR; INITIAL DIRECTORS

A. The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS
Gail E. Haefner	Paul, Frank & Collins, Inc.
One Church street
P.O. Box 1307
Burlington, Vermont 05402-1307

B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

NAME	MAILING ADDRESS
Claude Sauriol	11830 Pasteur Street
Montreal, Quebec H3M 2P7
Canada

Jean Sauriol	269 Geoffroy
Laval, Quebec H7J 1V9
Canada

ARTICLE VI. EXISTENCE

The corporation is to have perpetual existence.

ARTICLE VII. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation in the manner provided in the bylaws.

ARTICLE VIII. ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE IX. DIRECTOR’S LIABILITY

To the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided the foregoing shall not eliminate or limit the liability of such director (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

ARTICLE X. AMENDMENT AND/OR REPEAL OF CERTIFICATE

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore, named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of August, 1990.

/s/ Gail E. Haefner
Gail E. Haefner
Incorporator

CERTIFICATE OF MERGER OF

AXCAN PHARMA U.S. INC., A NEW YORK CORPORATION, AND

AXCAN SCIENTIFIC CORPORATION, A NEW YORK CORPORATION,

WITH AND INTO BIOPHARM (USA) INC., A DELAWARE CORPORATION

Biopharm (USA) Inc., a Delaware corporation, does hereby certify, pursuant to Section 252 of the General Corporation Law of the State of Delaware (the “GCL”), that:

1. The name and state of incorporation of each of the constituent corporations are:

Name	State of Incorporation
Axcan Pharma U.S. Inc.	New York
Axcan Scientific Corporation	New York
Biopharm (USA) Inc.	Delaware

2. A plan and agreement of merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the GCL. In lieu of a meeting and vote thereat of stockholders of Biopharm (USA.) Inc., a Delaware corporation, the sole stockholder of Biopharm (USA) Inc. adopted the plan and agreement of merger by unanimous written consent pursuant to Section 228 of the GCL, and as such written consent was unanimous, no notice of said corporate action was required to be given, and none was given, under Section 228 of the GCL.

3. The name of the surviving corporation (until the amendment in the Certificate of Incorporation of the surviving corporation set forth in numbered paragraph 4 below becomes effective) is Biopharm (USA) Inc. The surviving corporation is a corporation organized and existing under the laws of the State of Delaware.

4. The following amendment in the Certificate of Incorporation of the surviving corporation is to be effected by the merger: the name of the surviving corporation is to be changed from “Biopharm (USA) Inc.” to “Axcan Pharma U.S. Inc.” To effect such amendment, the Certificate of Incorporation of the surviving corporation is hereby amended by deleting the words “Biopharm (USA) Inc.” in every instance in which they appear in the Certificate of Incorporation of the surviving corporation, and by inserting in lieu thereof the words “Axcan Pharma U.S. Inc.” otherwise, the Certificate of Incorporation of Biopharm (USA) Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

5. The executed plan and agreement of merger by and among the constituent corporations is on file at the principal place of business of the surviving corporation, the address of which is: 597, Blvd. Laurier, Mont St. Hilaire, Quebec, Canada, J3H 4X8.

6. A copy of the plan and agreement of merger by and among the constituent corporations will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The authorized capital stock of each constituent corporation that is not a corporation of the State of Delaware is as follows:

NAME:	AUTHORIZED CAPITAL STOCK:
Axcan Pharma U.S. Inc.,	200 shares of common stock,
a New York corporation	with no par value

Axcan Scientific Corporation,	200 shares of common stock,
a New York corporation	with no par value

8. This Certificate of Merger is not to become effective until 5:00 p.m., Eastern Daylight Time, on September 30, 1995.

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be duly executed and acknowledged this 27th day of September, 1995.

BIOPHARM (USA) INC.

By:	/s/ Jean Sauriol
Name:	Jean Sauriol
Title:	SECRETARY

2

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION AND

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Axcan Pharma U.S. Inc., a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is Axcan URSO, LLC, a Delaware limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Axcan Pharma U.S. Inc.

FOURTH: The merger is to become effective on the date of filing this Certificate of Merger.

FIFTH: This Certificate of Merger shall also serve as an certificate of cancellation with respect to Axcan URSO, LLC in accordance with Title 6, Section 18-209(e) of the Delaware Limited Liability Company Act.

SIXTH: The Agreement of Merger is on file at 3490 Quebec Avenue North, Minneapolis, Minnesota 55427, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.

EIGHTH: The certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

IN WITNESS WHEREOF, Axcan Pharma U.S. Inc. has caused this Certificate of Merger to be signed by an authorized officer, the 22nd day of June, 2001.

AXCAN PHARMA U.S. INC.

By:	/s/ David Mims
Name:	David Mims
Title:	Vice President

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

OF

AXCAN PHARMA U.S. INC.

(formerly “Biopharm (USA) Inc.”)

I.

The name of the corporation is “Axcan Pharma U.S. Inc.”

II.

The Certificate of Incorporation of the corporation is amended by striking the existing Article I in its entirety and inserting in lieu and instead thereof the following:

“The name of this corporation is Axcan Pharma (U&V) Inc.”

III.

The foregoing amendment of the Certificate of Incorporation of the corporation was duly adopted by the Board of Directors of the corporation on February 11, 2008 and recommended to the shareholders of the corporation. The above amendment was adopted by the shareholders of the corporation on February 11, 2008.

In WITNESS WHEREOF, Axcan Pharma U.S. Inc. has caused this Certificate of Amendment to the Certificate of Incorporation of the corporation to he executed by its duly authorized officer, as of the 11th day of February, 2008.

Axcan Pharma U.S. Inc.,

By:	/s/ Martha Donze
Name:	Martha Donze
Title:	Vice-President, Administration and Assistant-Secretary